Exhibit (a)(5)(ciii)

FINAL TRANSCRIPT

CCBN StreetEvents SM

CCBN StreetEvents Conference Call Transcript

ORCL - Oracle at Merrill Lynch Computer Services & Software: CEO Conference 2004

Event Date/Time: Feb. 11. 2004 / 5:00PM ET

Event Duration: N/A

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FINAL TRANSCRIPT

ORCL - Oracle at Merrill Lynch Computer Services & Software: CEO Conference 2004

CORPORATE PARTICIPANTS

Joelle Fitzgerald

Oracle, Inc. - Director Investor Relations

Larry Ellison

Oracle, Inc. - CEO, Director

Important Notice

Oracle Corporation and its nominees to the PeopleSoft board will be soliciting proxies for use at the PeopleSoft 2004 Annual Meeting, or at any adjournment or postponement thereof, to vote in favor of these nominees, Oracle’s proposed bylaw amendment and to vote on any other matters that shall be voted upon at the 2004 Annual Meeting. Oracle has filed a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2004 Annual Meeting (the “Proxy Statement”). Promptly after filing a definitive Proxy Statement with the SEC, Oracle will mail the Proxy Statement and a BLUE Proxy Card to each PeopleSoft stockholder entitled to vote at the Annual Meeting. Oracle has engaged MacKenzie Partners Inc. (“MacKenzie”) to assist it in the solicitation of proxies from PeopleSoft stockholders. Oracle has agreed to pay customary compensation to MacKenzie for such services. In addition, Oracle has agreed to reimburse MacKenzie for its reasonable out-of-pocket expenses and to indemnify them and certain related persons against certain liabilities relating to or arising out of the engagement. In its role as financial advisor to Oracle, Credit Suisse First Boston LLC (“CSFB”) may also assist in the solicitation of proxies from PeopleSoft stockholders. CSFB will not receive any fees for or in connection with its solicitation activities, other than the fees due CSFB for its services as financial advisor to Oracle and as Dealer Manager in connection with Oracle’s tender offer. In addition, directors, officers and employees of Oracle may solicit proxies although no additional compensation will be paid to directors, officers or employees for such services.

The solicitation and the offer to buy PeopleSoft’s common stock is only made pursuant to the Offer to Purchase and related materials that Oracle Corporation and Pepper Acquisition Corp. filed on June 9, 2003, as amended and restated on February 12, 2004 and as subsequently amended. Stockholders should read the Amended and Restated Offer to Purchase and related materials carefully because they contain important information, including the terms and conditions of the offer. Stockholders can obtain the Amended and Restated Offer to Purchase and related materials free at the SEC’s website at www.sec.gov, from Credit Suisse First Boston LLC, the Dealer Manager for the offer, from MacKenzie Partners, the Information Agent for the offer, or from Oracle Corporation.

[TRANSCRIPT HAS BEEN REDACTED TO REMOVE STATEMENTS UNRELATED TO ORACLE’S TENDER OFFER OR ORACLE’S PROXY SOLICITATION]

PRESENTATION

[Redacted]

Larry Ellison - Oracle, Inc. - CEO, Director

[Redacted]

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FINAL TRANSCRIPT

ORCL - Oracle at Merrill Lynch Computer Services & Software: CEO Conference 2004

Well, maybe if we could touch on the news that came out yesterday, and maybe get this out of the way before we start talking a little bit more about some of the fun stuff in the industry. All right, no decision has been made by the justice department. We think we have a pretty good case. So I’ll just go back to the beginning of this process, and I’m not sure how familiar everyone is.

Whose idea was it to merge Oracle’s application business with PeopleSoft application business. Who thought that was a really good idea, who came up with that idea. It was Craig Conway. Craig Conway of PeopleSoft approached me between 12 and 18 months ago with the idea of PeopleSoft buying Oracle’s application business, he though it was a fantastic idea. So, that was the origin, I’d like to say it was my idea, but it wasn’t. It was really his.

And we thought about it, and we thought that actually selling our application business to PeopleSoft wasn’t something we wanted to do, but combining the companies was a very good idea. So, we countered with an offer to buy PeopleSoft. And Craig said wait a second, that’s a huge anti-trust problem. It is a fascinating series of events. First thing he said I won’t sell at any price, I will not sell at any price.

Well, how can you make a statement like I won’t sell at any price? The only one who can say is you can’t sell at any price is the Justice Department. So, PeopleSoft is engaged in a very long and laborious lobbying effort to try to persuade them that they are in fact anti-trust problems with the merger of these two companies and you’d be defining the market extremely narrowing. We don’t think that those arguments will prevail in the end, we think we will clear, and we think we will be able to buy PeopleSoft.

But it’s rather disingenuous I think to first offer to merge the two companies, and then with Craig running it, he thought it was a great idea. With me running it, he thought it was an anti-trust issue. It’s really a remarkable notion, and that again, now he’s lobbied very aggressively to try to persuade the Justice Department of that; it’s an interesting defense.

[REDACTED]

Unidentified

Sir, you mentioned a couple of Oracle’s investments in smaller companies. Could you talk a little bit about your philosophy and what Oracle is doing today and on a go forward basis with respect to an ecosystem of private companies, and venture back start ups as they help to fill in the white space for Oracle.

Larry Ellison - Oracle, Inc. - CEO, Director

I think again, PeopleSoft’s an unusual transaction for us. Most big deals, we do make investments in startups, not very often any more. And we do buy a lot of small companies who have interesting technologies. Usually after they have a small number of customers as industry technology we send off (ph) and buy those companies. In that sense, our behavior is identical to Microsoft’s behavior. There are some similarities between the two companies.

We are primarily engineering companies. We have the fundamental belief, you have to build software, you really can’t buy it. It’s harder to write software than to write checks. But in fact, if you want the pieces to be integrated, if you want them to be Java based, modern architecture, all the pieces to fit together, you just can’t buy a lot of separate companies and glue those pieces together, it doesn’t really work. So, by and large, we will buy medium to small tech companies to fill in functions usually in our middle ware.

[Redacted]

Unidentified

Well, with that it looks like we’re out of time, but thank you very much, we really appreciate it.

Larry Ellison - Oracle, Inc. - CEO, Director

Thank you. This was fun. Thank you.

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FINAL TRANSCRIPT

ORCL - Oracle at Merrill Lynch Computer Services & Software: CEO Conference 2004

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